QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Gexa Corp.:

We consent to the reference to our firm under the caption "Experts" and the use of our report dated May 11, 2004 on the financial statements of Gexa Corp. for the years ended December 31, 2003 and 2002 appearing in this Amendment No. 1 to Registration Statement No. 333-121548 and the related prospectus.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Certified Public Accountants

Houston, Texas
February 15, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM